UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Energem Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No Fee Required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

This Amendment No. 1 (the “Proxy Statement Amendment”) to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Energem Corp. (the “Company”) with the Securities and Exchange Commission on October 17, 2022 amends the Proxy Statement. The information set forth in the Proxy Statement remains unchanged except as set forth in this Proxy Statement Amendment, in which case the information in the Proxy Statement is superseded by the information in this Proxy Statement Amendment.

Amendment to the Proxy Statement

The Proxy Statement provided shareholders the incorrect Extraordinary General Meeting website to vote and submit questions during the Extraordinary General Meeting to be held on November 11, 2022.

By this Proxy Statement Amendment, the Company is amending the Extraordinary General Meeting website included in the Proxy Statement to https://www.cstproxy.com/energemcorp/2022, which is the correct website to access the virtual online Extraordinary General Meeting.

The soliciting materials distributed to shareholders contained the correct website information.